Exhibit 99.1

MoneyGram International Reports Fourth Quarter and Full-Year 2022 Results

Digital revenue reached an all-time high of $98.6 million and digital transactions reached 47% of money transfer transactions at the end of the fourth quarter

Digital transactions increased 47% in the fourth quarter over the prior year

DALLAS, TX (February 24, 2023) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its fourth quarter ended December 31, 2022.

Fourth Quarter Business Highlights

“MoneyGram reported strong results in the fourth quarter, rounding out a milestone year for the company and our innovative digital cross-border platform,” said Alex Holmes, MoneyGram Chairman and CEO. “In 2022, we greatly expanded our digital footprint by launching new products and services, engaging in partnerships with some of the top global fintechs and introducing our leading digital capabilities to additional markets around the world. We also further strengthened our position as a leader in cross-border payment innovation and blockchain settlement through new initiatives, including the launch of a first-of-its-kind global on/off-ramp service for digital wallets.”

Money transfer highlights for the quarter include the following:
•Total money transfer revenue was $303.4 million, an increase of $1.2 million when compared to the same quarter in 2021. While revenues were largely flat, they continued to be negatively impacted by a strengthening U.S. dollar. On a constant currency basis, money transfer revenue was up 5% compared to the prior year period.
◦Total money transfer transactions grew 8% year-over-year;
◦Total money transfer volume grew 10% on a constant currency basis;
◦Walmart revenue declined to approximately 6% of money transfer revenue. Excluding the impact of Walmart, the money transfer revenue grew 8% on a constant currency basis.
•MoneyGram Online ("MGO") continued its strong financial performance.
◦Total MGO money transfer revenue was $52.9 million, representing 6% year-over-year growth or 10% on a constant currency basis.
◦Year-over-year, MGO cross-border online revenue grew 9%, with transactions growing 14%;
◦Active cross-border customer growth continued its strong momentum increasing 11% year-over-year;
◦MGO transactions now account for 25% of total money transfer transactions.

•Total digital, which includes MGO, digital partners and digital receives, continued its robust performance reporting year-over-year transaction growth of 47% in the fourth quarter.

◦Digital revenue reached an all-time high of $98.6 million for the fourth quarter with an impressive 33% year-over-year revenue growth rate. This represents 12 consecutive quarters of double-digit revenue growth for our digital business

Fourth Quarter Financial Results, Year-Over-Year
•Total revenue was $342.1 million, an increase of $17.5 million or 5%. On a constant currency basis, total revenue increased by 10% year-over-year;
◦Excluding the impact of Walmart, total revenue increased 13% on a constant currency basis;
◦Total revenue growth included an increase in investment revenue of $17.1 million, driven by higher prevailing short-term U.S. interest rates in the quarter.
•Gross profit was $160.6 million, an increase of $6.6 million or 4% driven by top-line revenue growth led by higher investment revenue;
•Total operating expenses were $125.5 million, a decrease of $11.9 million or 9% driven primarily from higher legal accruals related to the NYDFS and CFPB matters that were recorded in the fourth quarter of 2021;
•Operating Income was $35.1 million, an increase of $18.5 million or 111% which benefited from the lower operating expenses as described above, coupled with the improved gross profit driven by top-line revenue growth and higher investment income earned from rising interest rates;
•Net Income was $21.8 million, an increase of $17.6 million or 419% driven by each of the factors more fully described above;
•Fully diluted earnings per share was $0.22;
•Fully diluted adjusted earnings per share was $0.23;
•Adjusted EBITDA increased 4% on a reported basis to $63.6 million, or an increase of 12% on a constant currency basis;
Full-Year Financial Results, Year-Over-Year
•Total revenue was $1,310.1 million, an increase of 2% on a reported basis or an increase of 6% on a constant currency basis
◦Money transfer revenue was $1,190.3 million, largely flat with the prior year, but increased 5% on a constant currency basis driven by 6% transaction growth
◦Investment revenue was $37.9 million for the year representing an increase of $30.1 million due to higher prevailing interest rates
•Gross Profit was $619.9 million, an increase of $20.4 million driven by top-line revenue growth and higher investment revenue.
•Total operating expenses were $526.7 million, an increase of $0.9 million:
◦Transaction and Operations Support expenses increased $8.1 million, or 5% which was driven by:
▪A return to pre-pandemic spending levels in areas such as marketing and employee related business travel

▪Higher transaction costs associated with the pending merger; and partially offset by
▪Higher legal accruals related to the NYDFS and CFPB matters which were recorded in the fourth quarter of 2021
◦Compensation and Benefits was $228.0 million, and largely flat with 2021
◦Depreciation and Amortization was $51.7 million, down $5.3 million from 2021 due mostly to the migration away from physical hardware and software and into more cloud-based solutions
•Operating Income was $93.2 million, an increase of $19.5 million driven by the factors described above
•Net income of $34.2 million as compared to a net loss of $37.9 million in 2021. During 2021, we incurred a $44.1 million loss on the early extinguishment of our then outstanding indebtedness as a result our successful refinancing.
•Diluted earnings per share was $0.34
•Diluted adjusted earnings per share was $0.52
•Adjusted EBITDA decreased 2% to $217.4 million, but increased 5% on a constant currency basis
Holmes concluded, “This year, we remain confident in our innovative digital growth strategy, and we are energized to continue to accelerate our strategic goals. The company is on track to capture growth from new global customer segments through a more expansive set of fintech offerings, while reshaping our Brand position through our title partnership with MoneyGram Haas F1 Team. We also look forward to closing our previously announced transaction with Madison Dearborn Partners by the end of Q1/early Q2 and can’t wait for the exciting year ahead.”

Balance Sheet and Liquidity
•Cash and cash equivalents were $172.1 million as of December 31, 2022, compared to $155.2 million as of December 31, 2021;
•Fourth quarter interest expense was $14.2 million, an increase of $2.5 million year-over-year or an increase of 21% due to higher prevailing interest rates.
•Capital expenditures were $13.6 million, a decrease of $3.6 million compared to the fourth quarter of 2021.

Recent Merger Updates

MoneyGram and Madison Dearborn Partners, LLC ("MDP") are close to finalizing the previously announced acquisition of MoneyGram by affiliates of MDP. Money transmission regulators in all applicable U.S. states and territories have provided their approval or non-objection of the transaction. In addition, the parties have obtained all but one approval from international money transmission regulators and have received approval from the Financial Conduct Authority (FCA) in the United Kingdom and the National Bank of Belgium where MoneyGram holds its European license.

Once the final international money transmission regulatory approval is obtained from the Reserve Bank of India, and the waiting period has expired under the renewed HSR filing, the parties will engage in a financing marketing period. Under the terms of the merger agreement, there will be a marketing period of fifteen consecutive business days and the transaction will close a few business days thereafter.

About MoneyGram International, Inc.
MoneyGram International, Inc. (NASDAQ: MGI), a global leader in the evolution of digital P2P payments, delivers innovative financial solutions to connect the world's communities. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve over 150 million people in the last five years. The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's top brands to serve consumers through its direct-to-consumer digital channel, global retail network, and embedded finance business for enterprise customers. MoneyGram is also a leader in pioneering cross-border payment innovation and blockchain-enabled settlement. For more information, please visit ir.moneygram.com, follow @MoneyGram on social media, and explore the website and mobile app through moneygram.com.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays and lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white label money transfer products or otherwise;
•our ability to continue to grow our Digital Channel, including through our direct-to-consumer digital business, MoneyGram Online;
•a security or privacy breach in systems, networks or databases on which we rely;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international laws and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;
•the ability of us and our agents to maintain adequate banking relationships;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;
•our below investment-grade credit rating;
•our ability to maintain sufficient capital;
•weakness in economic conditions, including recession and inflation, in both the U.S. and global markets;

•the financial health of certain European countries or the secession of a country from the European Union;
•a significant change, material slow down or complete disruption of international migration patterns;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain OFAC restrictions;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our ability to manage credit risks from our agents and official check financial institution customers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•risks relating to the proposed Merger (as defined in the form 8-K filed on February 15, 2022), including the possibility that the consummation of the Merger could be delayed or not completed, and the effect of announcement or pendency of the Merger on our business; and
•the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present gross profit for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income (loss) figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Five	-	Condensed Consolidated Balance Sheets
Table Six	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Sydney Schoolfield
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE
Fee and other revenue	$323.1	$322.7	$1,272.2	$1,275.8
Investment revenue	19.0	1.9	37.9	7.8
Total revenue	342.1	324.6	1,310.1	1,283.6

Total revenue change, constant currency	10%	1%	6%	4%

COST OF REVENUE
Commissions and other fee expense	151.8	156.9	610.7	622.7
Investment commissions expense	11.9	0.2	21.9	0.9
Direct transaction expense	17.8	13.5	57.6	60.5
Total cost of revenue	181.5	170.6	690.2	684.1
GROSS PROFIT	160.6	154.0	619.9	599.5
OPERATING EXPENSES
Compensation and benefits	56.4	52.8	228.0	227.8
Transaction and operations support	39.9	56.3	187.2	179.1
Occupancy, equipment and supplies	15.5	14.8	59.8	61.9
Depreciation and amortization	13.7	13.5	51.7	57.0
Total operating expenses	125.5	137.4	526.7	525.8
OPERATING INCOME	35.1	16.6	93.2	73.7
Other expenses
Interest expense	14.2	11.7	49.4	69.5
Loss on early extinguishment of debt	—	0.2	—	44.1
Other non-operating expense	1.2	0.9	4.0	3.7
Total other expenses	15.4	12.8	53.4	117.3
Income (loss) before income taxes	19.7	3.8	39.8	(43.6)
Income tax expense (benefit)	(2.1)	(0.4)	5.6	(5.7)
NET INCOME (LOSS)	$21.8	$4.2	$34.2	$(37.9)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.23	$0.04	$0.35	$(0.42)
Diluted	$0.22	$0.04	$0.34	$(0.42)

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share
Basic	96.8	95.6	96.4	89.7
Diluted	100.3	99.6	100.1	89.7

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Money transfer revenue	$303.4	$302.2	$1,190.3	$1,189.2
Bill payment revenue	8.8	9.1	35.6	39.6
Total revenue	312.2	311.3	1,225.9	1,228.8

Cost of revenue	169.5	170.4	668.2	683.2
Gross profit	$142.7	$140.9	$557.7	$545.6

Money transfer revenue change, constant currency	5%	2%	5%	6%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Money order revenue	$11.9	$9.9	$44.1	$40.9
Official check revenue	18.0	3.4	40.1	13.9
Total revenue	29.9	13.3	84.2	54.8

Investment commissions expense	12.0	0.2	22.0	0.9
Gross profit (1)	$17.9	$13.1	$62.2	$53.9
(1) In periods of extremely low interest rates, it is possible for commissions to be close to zero, resulting in abnormally high gross margin.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Income (loss) before income taxes	$19.7	$3.8	$39.8	$(43.6)
Interest expense	14.2	11.7	49.4	69.5
Depreciation and amortization	13.7	13.5	51.7	57.0
Signing bonus amortization	9.6	13.6	50.1	56.4
EBITDA	57.2	42.6	191.0	139.3

Significant items impacting EBITDA:
Stock-based, contingent, incentive compensation and other	4.1	2.4	15.8	7.3
Merger-related costs	1.4	—	7.7	—
Severance and related costs	0.6	—	1.9	0.2
Legal and contingent matters	0.2	14.0	1.9	14.1
Restructuring and reorganization costs	0.1	1.1	(0.9)	9.4
Loss on early extinguishment of debt	—	0.2	—	44.1
Compliance enhancement program	—	0.7	—	2.9
Direct monitor costs	—	—	—	4.9
Adjusted EBITDA	$63.6	$61.0	$217.4	$222.2

Adjusted EBITDA margin (1)	18.6%	18.8%	16.6%	17.3%

Adjusted EBITDA change, constant currency adjusted	12%	(4)%	5%	(12)%

Adjusted EBITDA	$63.6	$61.0	$217.4	$222.2
Cash payments for interest	(8.0)	(5.2)	(47.5)	(51.8)
Cash (payments) refunds for taxes, net	(4.7)	(5.2)	(13.7)	(5.7)
Cash payments for capital expenditures	(13.6)	(10.0)	(53.8)	(41.4)
Cash payments for agent signing bonuses	(14.0)	(9.8)	(36.9)	(36.0)
Adjusted Free Cash Flow	$23.3	$30.8	$65.5	$87.3

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions, except per share data)	2022	2021	2022	2021

Net income (loss)	$21.8	$4.2	$34.2	$(37.9)
Total adjustments (1)	6.4	18.4	26.4	82.9
Tax impacts of adjustments (2)	(0.2)	(1.0)	(5.2)	(15.9)
Valuation allowance (3)	(4.7)	0.2	(3.3)	1.2
Adjusted net income	$23.3	$21.8	$52.1	$30.3

Diluted earnings (loss) per common share	$0.22	$0.04	$0.34	$(0.42)

Diluted adjustments per common share	0.01	0.18	0.18	0.76

Diluted adjusted earnings (loss) per common share	$0.23	$0.22	$0.52	$0.34

Diluted weighted-average outstanding common shares and equivalents	100.3	99.6	100.1	89.7

(1) See summary of adjustments in Table Three - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) Valuation allowance recorded for deferred tax assets existing at the beginning of the year.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$172.1	$155.2
Settlement assets	3,607.2	3,591.4
Property and equipment, net	134.5	133.9
Goodwill	442.2	442.2
Right-of-use assets	42.5	52.6
Other assets	106.7	101.2
Total assets	$4,505.2	$4,476.5
LIABILITIES
Payment service obligations	$3,607.2	$3,591.4
Debt, net	785.4	786.7
Pension and other postretirement benefits	53.3	67.1
Lease liabilities	45.4	56.3
Accounts payable and other liabilities	159.7	160.0
Total liabilities	4,651.0	4,661.5
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 162,500,000 shares authorized, 98,964,065 and 92,305,011 shares issued, 96,626,432 and 90,725,982 shares outstanding at December 31, 2022 and December 31, 2021, respectively	1.0	0.9
Additional paid-in capital	1,415.3	1,400.3
Retained loss	(1,479.2)	(1,513.4)
Accumulated other comprehensive loss	(64.9)	(62.8)
Treasury stock: 2,337,633 and 1,579,029 shares at December 31, 2022 and December 31, 2021, respectively	(18.0)	(10.0)
Total stockholders’ deficit	(145.8)	(185.0)
Total liabilities and stockholders' deficit	$4,505.2	$4,476.5

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(Amounts in millions)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$34.2	$(37.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:	51.5	75.0
Net cash provided by operating activities	85.7	37.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(53.8)	(41.4)
Proceeds from available-for-sale investments	0.6	0.8
Purchases of interest-bearing investments	(956.4)	(768.0)
Proceeds from interest-bearing investments	951.0	766.6
Purchase of equity investments	(4.0)	(5.0)
Sale of equity investments	—	2.5
Net cash used in investing activities	(62.6)	(44.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	—	(6.6)
Proceeds from issuance of debt	—	807.8
Principal payments on debt	(4.0)	(905.9)
Prepayment call premium	—	(16.5)
Change in receivables, net	(406.6)	124.6
Change in payment service obligations	15.8	(111.5)
Net proceeds from stock issuance	—	97.1
Stock repurchases	—	(6.2)
Payments to tax authorities for stock-based compensation	(8.0)	(3.8)
Net cash (used in) provided by financing activities	(402.8)	(21.0)
NET CHANGE IN CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS	(379.7)	(28.4)
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—Beginning of year	2,050.9	2,079.3
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—End of year	$1,671.2	$2,050.9